ENGLISH TRANSLATION
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AGREEMENT FOR THE PROVISION OF LONG DISTANCE SERVICES EXECUTED BETWEEN ATSI COMUNICACIONES, S.A. DE C.V. HEREINAFTER REFERRED TO AS ATSI, REPRESENTED BY LIC. ELVIA SALAS GUERRERO DE STEFANO AND TELEFONOS DE MEXICO, S.A. DE C.V., HEREINAFTER REFERRED TO AS TELMEX, REPRESENTED BY LIC. SERGIO RODRIGUEZ MOLLEDA IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:

                                    RECITALS

1,   ATSI  states  through  its  representative:

a) That it is a Mexican corporation and incorporated in accordance with Mexican laws as shown in corporate charter number 67,169 on August 9, 1994 before Lic. Francisco Fernandez Cueto Barrios, Notary Public No. 16 of Mexico City, D.F. and inscribed in the Public Commercial Registry of the Federal District under File No. 190734.
b) That it modified its bylaws for the purpose of changing its name to ATSI Comunicaciones, S.A. de C.V. as shown in charter number 28310 on September 19, 2000 granted before Lic. Francisco Xavier Arredondo Galvan, Notary Public No. 173 of Mexico City.
c) That it has a concession granted by the Federal Government through the Ministry to install, operate and exploit a Public Telecommunications Network on June 4, 1998. A copy of the Concession with all its Addenda and Amendments to date are attached to this Agreement as Appendix I "A".
d) That its legal representative has sufficient power to bind the company to the terms of this Agreement as stated in certified copy Number 28312 dated September 19, 2000 granted before Lic. Francisco Xavier Arredondo Galvan, Notary Public No. 173 of Mexico City and attached to this Agreement as Appendix II "A".
e) That it has no pending lawsuit, judgment, administrative or any other kind, procedure that affect or could affect its financial condition or its operations, its assets or the legality of this Agreement.
II,  TELMEX  states  through  its  representative:

a) That it is a Mexican corporation and incorporated in accordance with Mexican laws as shown in corporate charter number 34,726 on December 23, 1947 before Lic. Graciano Contreras Savedra, Notary Public No. 54 of Mexico City, D.F. and inscribed in the Public Commercial Registry of the Federal District under File No. 5229
b) That it has a concession granted by the Federal Government through the Ministry to install, operate and exploit a Public Telecommunications Network for a period of 50 years commencing on March 10, 1976 as published in the Official Gazette on March 31, 1976 and the modification to its concession on August 10, 1990 published in the Official Gazette on December 10, 1990. A copy of the Concession with all its Addenda and Amendments to date are attached to this Agreement as Appendix I "B".
c) That its legal representative has sufficient power to bind the company to the terms of this Agreement as stated in certified copy Number 106170 dated July 4, 1995 granted before Lic. Homero Diaz Rodriguez, Notary Public No. 54 of Mexico City and attached to this Agreement as Appendix II "B".
d) That it has no pending lawsuit, judgment, administrative or any other kind, procedure that affect or could affect its financial condition or its operations, its assets or the legality of this Agreement.
III. The  Parties  agree  that  the  Agreement be governed by the following:

                                     CLAUSES

FIRST.  OBJECTIVE
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Upon the date that ATSI begins sending traffic for its termination by Telmex and in accordance with the Requests for Long Distance Services, Telmex shall provide Long Distance Services as required by ATSI.

Both parties agree that all services under this Agreement will be provided only when a consideration in writing has been agreed to except for what is established in paragraph 14.2 of this Agreement.

The Long Distance Services will be governed by the Clauses of this Agreement and particularly by the conditions established in the Addendums listed below in addition to those agreed upon from time to time by the parties according to the terms established in Paragraph 14 of this Agreement.

     Addendum                Objective and Contents
     --------                ----------------------
        A                    Interconnection Points
        B                    Long Distance Services Requests
        C                    Rates and Discount Plans

The Addendums above as well as any other agreed to by the parties and expressly related with this Agreement will be governed by the terms and conditions contained in this Agreement.

In the event of any discrepancy between the Agreement and any Addendums, the Agreement will prevail.

1.2  Long  Distance  Services  Requests
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ATSI shall request from Telmex the Long Distance Services at the monthly meetings to be held between the Parties on the date and location the Parties agree to. At the same time the Parties will execute a Long Distance Services Request that will contain the agreements reached at such meeting, including, without limitation the commencement date and city where services are requested in the understanding that the agreements reached at the monthly meeting referred to will be contained in the Long Distance Service Request duly signed by the Parties.

The Long Distance Services will be provided within the timeframe the Parties agree to at the monthly meeting. Nevertheless, in the event of not agreeing to a specific date to provide the services, the Long Distance Services will be provided within 180 calendar days of the meeting held in the understanding that Telmex shall put forth its best efforts so that the services are provided within 90 days of the meeting.

Nonetheless, within three months of the execution of this Agreement, ATSI shall provide Telmex an estimate of its future monthly needs for Long Distance Services for a minimum period of three years to be included on the Form of Estimate of Demand for Long Distance Services contained in an Addendum that the Parties agree to in accordance with Paragraph 15 of this Agreement. ATSI shall ratify or update the Estimate of Demand for Long Distance Services annually and at least six months before the end of each year. This Estimate of Long Distance Services does not bind ATSI to utilize them nor Telmex to acquire any type of equipment or make modifications or changes to its infrastructure. The requests for Long Distance Services executed by the Parties will be used by Telmex as a base to calculate the infrastructure required to provide long distance services, ATSI agrees to provide Telmex at least 70% of the traffic referred to in its monthly service request.

Each semester Telmex shall verify if ATSI has complied with the above stipulation of providing Telmex with 70% of the traffic referred to in its monthly service request. If it is determined that ATSI has not delivered at least 70% of the traffic agreed to ATSI will be subject to the penalty specified in Paragraph 2.3. The Parties agree that the commitment of traffic shall apply only during the first year after implementation of the services included in each service request in the understanding that if the total amount of traffic delivered by ATSI to Telmex for each service request during a period of six months corresponds to 70% of the traffic the penalty shall not apply.

Since the Long Distance Services will be for a minimum term of one year, the parties agree that in the event ATSI requests in writing the cancellation or address change of the interconnection of any Long Distance Service provided by Telmex before the minimum term expires, ATSI shall pay Telmex the installation expenses of interconnection divided by 12 and multiplied by the number of months remaining to complete one calendar year plus 50% of the monthly rate for such lines. After one year of delivery of the services no penalty shall apply.

However, Telmex must install the capacity as well as have available the circuits, central offices, ports, services, lines and other elements of its Long Distance Network necessary to satisfy the demand of Long Distance Services within the terms established in this Paragraph as presented by ATSI in its Service Requests always and when ATSI is current in its payment obligations established in this Agreement

1.3  Responsibilities  of  the  Parties
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Each Party shall be responsible for providing its own Long Distance Connection Ports, systems, programs and other equipment required in its own Central Offices and Installations. As well Telmex shall be responsible for installing the lines required in the understanding that in the event that ATSI does not comply with the delivery to Telmex of 70% of the traffic for its Long Distance Services for six months of services in accordance with the contained in the paragraph above, ATSI shall pay Telmex the installation expenses for the lines contained in each service request where ATSI did not comply divided by 2 plus 50% of the rate for the monthly recurring of each line, rates that Telmex has registered with the Federal Telecommunications Commission. ATSI shall be responsible for providing without charge access to its infrastructure and any locations where Telmex's Transmission equipment is collocated that includes electrical power, air conditioning and other facilities required as well as access to those sites 24/7/365.


SECOND.  Consideration
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ATSI agrees to pay Telmex the amounts corresponding to the Long Distance Services as contained in Addendum C of this Agreement.

In any event, the amounts are subject to the Value Added Tax and any other applicable tax.

2.2 Modifications
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In the event that ATSI modifies the Long Distance Service Requests or Technical Agreements and as a result of such modification the original costs directly related with the Long Distance Services would increase, ATSI shall upon previous agreement with Telmex, pay the amount corresponding to the original amount plus an amount agreed to by the parties that reflects the increase in its costs. If such agreement is not reached between the Parties, Telmex may deny such modifications to such Service Request. Such denial will not be a cause for termination of this Agreement and the Long Distance Service will continue to be provided as originally agreed to.

2.3  Other  Considerations
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If in the future the Parties agree that Telmex shall provide additional services other than those contained in this Agreement, the consideration for such Services will be agreed to by both Parties previous to the provision of services

2.4  Payment  Location
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Any consideration, expense or reimbursement owed by Telmex will be paid by Telmex at ATSI's address. As well, any consideration, expense or reimbursement owed by ATSI will be paid by ATSI at Telmex's address.

2.5 Payment Terms
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For the payment of the considerations for the Long Distance services of this Agreement, the following payment terms shall apply:

2.6  Invoices
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Telmex shall send ATSI a monthly invoice to the address stated in this Agreement for the Long Distance Services provided in the previous month. Said invoices shall have a complete description of the Long Distance Services provided during such period and any traffic and technical information agreed to by the Parties

Within eighteen (18) calendar days of receipt of the invoice, ATSI shall review such invoices and if necessary, dispute any charges. If ATSI does not dispute any charges in this timeframe all charges shall be considered accepted.

2.7  Payment
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ATSI shall pay Telmex in Mexican pesos through a check or cash, deposit in account or any other method agreed to by the Parties within eighteen (18) calendar days of receipt of invoice.

THIRD.  TECHNICAL  AGREEMENTS
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For the provision of the Long Distance Services, ATSI and TELMEX shall agree to follow the procedures and Technical Agreements established by mutual agreement as established in this Agreement.

TELMEX may introduce modifications, variations or technical changes to the Technical Agreements and shall be documented by both Parties.

FOURTH.  CONFIDENTIALITY
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The parties acknowledge that Confidential Information handled between them will be the exclusive property of the provider of the information. Not under any circumstance will confidential information be considered as property of both Parties.

Confidential information may not be divulged by the receiving party without the previous consent in writing of the party providing such information.

The Parties may only provide confidential information to employees, agents, consultants, representatives or any person with a need to know.

The Parties may not make photographic copies without the written consent of the other Party.

Notwithstanding, the Parties shall not be obligated to maintain as Confidential Information that information obtained under the following circumstances:

     a)   that was previously known by the receiving party;

     b) that was developed or elaborated independently by or from the receiving party or legally received, free of restrictions from another source with the right to divulge;
     c)   that is or forms part of public knowledge;
     d) that is received legitimately from a third party and does not violate and confidentiality obligation.

FIFTH. Default
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The Agreement may be terminated if any of the following events occur:

     1. If any of the Parties concessions were to be revoked by the Mexican government.
     2. If ATSI does not pay Telmex amounts exceeding 1,750,000 including late fees for more than thirty (30) days following the payment date.
     3. In the event ATSI utilizes the Services to terminate, transport or resend switched public traffic originating in another city or country as well as callback and bypass traffic.

SIXTH.  Term.
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The Agreement shall be effective for one year upon execution of this Agreement unless terminated for any causes of default. At the end of the first year, any party may terminate this Agreement by giving thirty (30) days written notice to the other Party of its intent to terminate this Agreement

SEVENTH.  Guaranty.
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During the term of this Agreement ATSI shall maintain at its own cost a bond to guarantee payment of the considerations for an amount that will cover at least 120% of the estimated amount for three months of services. For the first year the bond shall be $600,000 issued by a Mexican Bond Institution. The bond shall be subject to the terms of the Federal Institution and Bond Law. Such bond shall be delivered no more than 15 days after the execution of this Agreement.

EIGHTH.  Temporary  Suspension.
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In the event a major disaster would arise that would temporarily impair Telmex from providing Long Distance Services under the terms of this Agreement, the effect of this Agreement shall be temporarily suspended and the Parties shall agree on any extraordinary actions or services required to reestablish and guarantee the continuance of the Long Distance Services.

NINTH.  Assignment.
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ATSI as well as Telmex agree to fulfill its obligations under this Agreement and therefore the rights and obligations of this Agreement shall not be assigned, burdened or transmitted without the previous consent in writing from the other Party, consent, which shall not be delayed. Such consent, however, shall not be necessary in the event of Telmex desiring to assign its receivables under this Agreement.

TENTH.  Relationship.
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All the Long Distance Services provided by Telmex to ATSI shall be by personnel authorized, contracted by and paid by Telmex.

ELEVENTH.  Notices.

All notices given under this Agreement shall be sent to the following:

ATSI COMUNICACIONES:     Insurgentes Sur No.  730
                         Colonia Del Valle
                         Mexico, Distrito Federal
                         Telephone:  55 36 87 45
                         Attn:  Ing. Jesus Enriquez Perez


TELMEX:             Telefonos de Mexico, S.A. de C.V.
                    Parque Via 190 7 Piso, Oficina 704
                    Colonia Cuauhtemoc
                    Mexico, Distrito Federal

                    CP  06599
                    Telephone:     52-22-58-25
                                   52-22-58-14
                    Fax:           52-92-66-87
                    Attn:  Lic. Sergio Rodriguez Molleda

TWELFTH.  Governing  Law.
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This Agreement shall be governed by the laws of Mexico City, Federal District. The Parties hereby agree to waive any other jurisdiction because of present or future domicile.

THIRTEENTH.  Amendment.
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This Agreement may be amended or modified only by written instrument and executed by both Parties.

This Agreement is executed on January 18, 2002 in Mexico City, D.F.


ATSI COMUNICACIONES,                        TELEFONOS DE MEXICO
     S.A. DE C.V.                              S.A. DE C.V.


/s/  Elvia Salas Guerrero de Stefano       /s/  Sergio Rodriguez Molleda
     Legal Representative                       Legal Representative


/s/  Witness                               /s/  Witness